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                                                                   Exhibit 10.14

                              SETTLEMENT AGREEMENT
                                       AND
                                 GENERAL RELEASE

     This Confidential Settlement Agreement and General Release ("Agreement") is entered into as of this 24th day of October, 2006, by and between Michael J. Quinn ("Quinn") and Cardiogenesis Corporation (the "Company") (Quinn and the Company are collectively referred to herein as the "Parties").

     This Agreement is made with reference to the following facts:

     WHEREAS, Quinn has made claims against the Company which include allegations of breach of employment contract and wrongful termination.

     WHEREAS, the Company denies that it has injured or damaged Quinn in any manner whatsoever, and denies any liability whatsoever with respect to Quinn.

     WHEREAS, the Parties desire to compromise and finally settle and resolve all controversies between them including, but not limited to, claims and disputes arising out of Quinn's employment with the Company, to bring these matters to a conclusion and to avoid incurring costs and expenses which would be incident to the prosecution and defense of claims arising from these disputed matters.

     NOW, THEREFORE, the Parties, for good and adequate consideration, receipt of which is hereby acknowledged, agree as follows:

     1. PAYMENTS AND OTHER CONSIDERATION:

     The Company shall pay Quinn in the gross amount of $550,000.00 less lawful deductions and withholding, where applicable as follows:

               (a) Four Hundred and Ninety Eight Thousand Six Hundred and Seventy-Seven Dollars and Fifty Cents ($ 498,677.50), less lawful deductions, payable in equal installments over (3) three years in accordance with the Company's standard payroll periods starting promptly following the effective date of this Agreement as defined below. Should Quinn die before the end of this payment term the remaining payments will be made to his spouse.

               (b) Fifty One Thousand Three Hundred and Twenty-Two Dollars and Fifty Cents ($ 51,322.50), payable to Barritt Smith, LLP ("Quinn's Attorneys"), Tax Identification No. 20-2055821 which shall be reported to the appropriate taxing authorities using a 1099 or similar form.

               (c) The Company will extend the exercise date for the following 689,008 stock options previously issued to Quinn and identified between the Parties during the

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mediation: 89,008 at $0.32 per share; 150,000 at $0.70; per share; 200,000 at
$0.54 per share and 250,000 at $0.50 per share. The exercise date for these options will be (3) three years from October 12, 2006.

     2. DISMISSAL OF CLAIMS:

     Quinn agrees to immediately dismiss or withdraw any pending lawsuits, administrative charges or complaints against the Released Parties (see Paragraph 3.1, below) he has caused to be filed, if any. With regard to any administrative charges, Quinn shall notify the applicable governmental entities that his "claims and disputes with the Company have been resolved." Quinn further promises and agrees that he will not file, refile, initiate, or cause to be filed, refiled, or initiated, any claim, charge, suit, complaint, action, or cause of action based upon, arising out of, or relating to any claims released herein, nor will he participate, assist or cooperate in any action or proceeding regarding the Company, whether before a court or administrative agency. Quinn further agrees and understands that if any agency, court, or other forum assumes jurisdiction of any complaint or charge against the Released Parties (see Paragraph 3.1, below), and each of them, on behalf of Quinn, Quinn will immediately request the dismissal with prejudice and withdrawal of the matter.

     3. RELEASES AND COVENANTS NOT TO SUE:

          3.1 General Release Of The Company. Except for his right to enforce the provisions of this Agreement, Quinn hereby generally releases and covenants not to sue, on his own behalf and on behalf of any dependents, heirs, successors and assigns, the Company and its past, present and future parent company or companies, affiliated companies, partnerships, other affiliated entities, subsidiaries, shareholders, partners, employees, agents, independent contractors, insurers, attorneys and representatives, officers and directors, including without limitation Joseph Kletzel, II , Dr. Gary Allen, Dr. Marvin Slepian and Robert Mortensen and each of them (collectively the "Released Parties"), from any and all claims, demands, causes of action, charges, obligations, damages, breaches, claims for attorneys' fees, penalties, costs and liabilities of any nature whatsoever, whether or not now known, suspected or claimed, which Quinn now holds or has at any time heretofore owned or held against the Released Parties, including, but not limited to:

               (a) Claims for breach of contract, tort, wrongful discharge, defamation, or interference with contract, and any claims under Title VII of the Civil Rights Act, the Americans with Disabilities Act, California Family Rights Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, ERISA, and any other federal, state, and local law prohibiting discrimination on the basis of race, religion, national origin, sex, pregnancy, marital status, age, handicap, disability or any other prohibited criteria; and

               (b) Claims for punitive, compensatory and consequential damages, equitable relief, wages, lost earnings, benefits or attorneys' fees or other expenses incurred by Quinn.


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          3.2 Quinn acknowledges and agrees that:

               (a) This Agreement constitutes a voluntary waiver of any and all rights and claims he has against the Released Parties as of the date of his execution of this Agreement under the Federal Age Discrimination in Employment Act of 1986, 29 U.S.C. Section 621, et seq.;

               (b) He has waived rights or claims pursuant to this Agreement in exchange for consideration to be received from the Company, the value of which exceeds wages or remuneration to which he already was entitled by law;

               (c) He has been advised and has had the opportunity to consult with an Attorney concerning this Agreement prior to executing it;

               (d) He was given 21 days to consider the terms of this Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period; and

               (e) He may revoke this Agreement at any time during the seven (7) days following his execution of this Agreement and that this Agreement does not become effective or enforceable until the revocation period has expired, which will be the effective date of this Agreement.

          3.3 General Release of Quinn. Except for its right to enforce the provisions of this Agreement, the Company hereby generally releases and covenants not to sue, Quinn, Quinn's Attorneys and representatives, from any and all claims, demands, causes of action, charges, obligations, damages, breaches, attorneys' fees, penalties, costs and liabilities of any nature whatsoever, whether or not now known, suspected or claimed, which the Company now holds or has at this time heretofore owned or held or may at this time own or hold against Quinn, Quinn's Attorneys or representatives, including, but not limited to, claims, actions, suits or charges arising out of or relating to Quinn's employment with the Company, his employment contract and its termination.

          3.4 Release of Unknown Claims. It is a further condition of the consideration herein and is the intention of the Parties in executing this instrument that the same shall be effective as a bar as to each and every claim, demand and cause of action hereinabove specified and, in furtherance of this intention, Quinn hereby expressly waives any and all rights or benefits conferred by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and of any similar rule of law adopted by statute or otherwise in any other of the United States, and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and conditions, including those relating to unknown and unsuspected claims, demands and causes of actions, if any, as well as those relating to any other claims, demands and causes of actions hereinabove specified. SECTION 1542 provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM


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          OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE
          DEBTOR.

     The Parties acknowledges that they may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nonetheless, the Parties hereby waives any right, claim or causes of action that might arise as a result of such different or additional claims or facts.

     4. REPRESENTATIONS AND WARRANTIES:

          4.1 Factual Investigation: Each Party hereto has made such investigation of the facts pertaining to the releases set forth herein and of all the matters pertaining thereto as he/it, as the case may be, deems necessary.

          4.2 Wages: Quinn acknowledges and agrees that he has been paid all wages due and owing to him, if any, including vacation pay. This Agreement shall not affect Quinn's rights to any sums or benefits already vested at the time of this Agreement under any pension plan the Company might have.

          4.3 Knowledge and Consent of Parties: The Parties mutually warrant and represent that they have read and understand this Agreement and that this Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of any Party hereto. The Parties hereby acknowledge that they have been represented in negotiations and for the preparation of this Agreement by counsel of their own choice, that they have read this Agreement and have had it fully explained to them by such counsel, and that they are fully aware of the contents of this Agreement and of the legal effect of each and every provision thereof.

          4.4 Resignation from Board; Indemnification and Cooperation: Quinn has previously submitted his formal written resignation from the Company's Board of Directors and hereby acknowledges and agrees that the effective date of such resignation was October 12, 2006. The Company agrees that it shall provide that statutory indemnification as well as any indemnification required by the Company Bylaws with respect to any liability arising from Quinn's employment or service as a member of the Board of Directors. Quinn agrees that he will reasonably cooperate with the Company in connection with any litigation.

          4.5 No Prior Assignment: No Party to this Agreement has heretofore assigned, transferred, or granted, or purported to assign, transfer or grant, any of the claims, demands, and cause or causes of action released pursuant to this Agreement. Each Party represents that he/it, as the case may be, is the owner of the claims, demands and cause or causes of action that such Party is releasing.

          4.6 No Prior Claims: Quinn represents and warrants that he has not filed any claims or complaints of any type except his claim for unemployment against the Company, including administrative claims.


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          4.7 Authority: Each Party who signs this Agreement warrants that he/it has full authority to enter into the Agreement and will defend, indemnify, and hold harmless all other Parties if that authority is later challenged.

          4.8 Capacity: Each Party who signs this Agreement specifically represents that he/it has the capacity to enter into this Agreement.

     5. SETTLEMENT: This Agreement affects the settlement of claims which are denied and contested, and nothing contained herein shall be construed as an admission by the Parties or any of liability of any kind. The Parties deny any liability in connection with any claims and intend merely to avoid the expenses inherent in litigation.

     6. FEES AND COSTS: Each Party shall pay and be responsible for the attorneys' fees and costs incurred by such Party in connection with any claim herein released, including without limitation, the negotiation and preparation of this Agreement.

     7. RETURN OF COMPANY PROPERTY AND DOCUMENTS: Quinn warrants that he has made a diligent search and has returned all confidential material to the Company as required by the Confidentiality and Intellectual Property Agreement executed by him on October 30, 2005, which agreement shall survive the expiration of this Agreement. To the extent he has not already done so, Quinn shall return to the Company all copies of any and all materials, or copies of such materials, created by the Company.

     8. EMPLOYMENT OF QUINN BY RELEASED PARTIES: Quinn hereby waives any rights he may have to employment with the Company, its successors or assigns and agrees that he will not apply for or seek future employment with the, Company, its successors or assigns and, if he does so, he may be terminated without recourse.

     9. NON DISPARAGEMENT: The Parties agree not to defame or disparage one another.

     10. MISCELLANEOUS:

          10.1 Enforcement Costs: In the event any Party or Parties shall institute an action or proceeding to enforce this Agreement, or any term(s) or provision(s) hereof, or for a declaration of rights hereunder, the prevailing Party shall be entitled to recover its attorneys' fees and costs (including but not limited to the fees and expenses of expert witnesses) at arbitration and on appeal.

          10.2 Jurisdiction and Arbitration: This Agreement shall be construed in accordance with and governed by the laws of the State of California. Any controversy or claim arising out of or relating to this Agreement, or the terms and conditions thereof, shall be settled by binding and confidential arbitration in Los Angeles, California before Justice Richard Neal or Ms. Barbara Reeves of the Judicial Arbitration and Mediation Services (JAMS) pursuant to the rules of JAMS, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Parties agree to have any objections to their service as the result of their service as mediators in this matter. The Parties and their counsel, have participated in the preparation of this Agreement and this Agreement is the result of the joint efforts of the


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Parties. Any uncertainty or ambiguity existing in this Agreement shall not be interpreted against any Party as a result of the manner of the preparation of this Agreement.

          10.3 Injunctive Relief: In the event the Parties and each or any of them breach any of the provisions, covenants or promises set forth in this Agreement, the other Party will be entitled, notwithstanding Paragraph 11.2 above, to injunctive relief from a court of competent jurisdiction, enjoining the breaching Party, his/its counsel, and all others acting on his/its behalf from any further disclosure or dissemination of information or any activity in breach of any provision of this Agreement, as the Parties agree that such disclosure or dissemination would result in substantial, immediate, and irreversible harm.

          10.4 Successors: This Agreement and each and all of the representations, warranties and covenants of the Parties made herein are binding upon the Parties and each and all of their respective successors, assigns, heirs and representatives.

          10.5 Third-Party Beneficiaries: To the extent that this Agreement releases and/or benefits persons or entities not signatory hereto, this Agreement hereby is declared to be made for each of their express benefits and uses.

          10.6 Entire Agreement: This Agreement contains the sole and entire agreement and understanding of the Parties with respect to the entire subject matter hereof, and any and all prior discussions, negotiations, commitments or understandings related thereto, if any, are hereby merged herein and therein. No representations, oral or otherwise, express or implied, other than those specifically referred to in this Agreement have been made by any Party hereto. No other agreements not specifically contained or referenced herein, or otherwise, shall be deemed to exist or to bind any of the Parties hereto with the exception of the Confidentiality and Intellectual Property Agreements and Policy Against Insider Trading executed by Quinn.

          10.7 No Reliance: The Parties hereby represent and acknowledge that in executing this Agreement, they have not relied upon any representation or statement made by any of the Parties or their agents or representatives with regard to the subject matter, basis or effect of this Agreement except as those specifically stated in this written Agreement.

          10.8 Severability: If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement, which can be given effect without the invalid provisions or application and to this end the provisions of this Agreement are declared to be severable.

          10.9 Waiver, Modification and Amendment: No provision hereof may be waived unless in writing signed by all Parties hereto. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein. This Agreement may be amended or modified only by a written agreement executed by all of the Parties hereto.

          10.10 Binding Effect: This Agreement is binding upon and shall inure to the benefit of the Parties hereto, and their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, beneficiaries, heirs, successors, and shareholders.


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          10.11 Titles and Captions: Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          10.12 Counterparts and Effective Date: This Agreement may be executed in counterparts, and when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with the other signed counterparts, shall constitute one agreement, which shall be binding and effective as to all Parties. This Agreement shall be effective on the eighth day following the date last executed by one of the Parties hereto if so executed in counterparts ("Effective Date"). This Agreement shall not be effective unless signed by all Parties, as provided below.

          10.13 Execution Via Facsimile: This Agreement may be executed by signature via facsimile.

PLEASE READ CAREFULLY. THIS GENERAL AND SPECIAL RELEASE AND SETTLEMENT AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

     The undersigned parties have read the foregoing Agreement and accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.


DATED: October 24, 2006                 /s/ Michael J. Quinn
                                        ----------------------------------------
                                        Michael J. Quinn


                                        Cardiogenesis Corporation


DATED: October 24, 2006                 /s/ Joseph R. Kletzel, II
                                        ----------------------------------------
                                        By: Joseph R. Kletzel, II,
                                            Interim Chairman and CEO


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